UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2014 (May 21, 2014)

United Realty Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street, 34th floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 21, 2014, United Realty Capital Operating Partnership L.P. (the “Operating Partnership”), the operating partnership of United Realty Trust Incorporated (the “Company”), through a special purpose entity controlled by the Company (the “Purchaser Entity”), closed on a purchase and sale agreement, entered into on November 22, 2013 (the “PSA”) by and between 82ND-17, LLC (the “Seller”) and United Realty Capital, LLC (the “assignor”), and further assigned to the Company through an assignment and assumption agreement on April 28, 2014, which was further assigned at closing to the Purchaser Entity. The Seller does not have a material relationship with the Company and the transactions with Seller described herein are not affiliated transactions. Under the PSA, the Purchaser Entity acquired the fee simple interest in a commercial property located at 945 82nd Parkway in Myrtle Beach, South Carolina (the “Property”).

The purchase price for the Property was approximately $15.65 million, inclusive of closing costs, prepaid expenses, escrows and fees paid to our advisor. Closing costs were approximately $669,700, prepaid expenses and escrows were approximately $196,000 and fees paid to our advisor were approximately $248,000. Closing costs included $362,000 in supplemental transaction-based fees paid to an affiliate of our sponsor. As described in more detail below in Item 2.03 of this Current Report on Form 8-K, the Company funded the acquisition as follows: (i) $10.3 million with a new first mortgage loan secured by the Property; (ii) cash from the Company’s Operating Partnership of approximately $3,249,000; (iii) $2.1 million in preferred equity from an unaffiliated third party.

The property is a two-story, triple-net leased medical office building built in 1999, with 44,323 rentable square feet and 224 onsite outdoor parking spaces. Situated on three acres at the intersection of US-17 and 82nd Parkway, the property is situated in close proximity to Grand Strand Regional Medical Center, or GSRMC, at the entrance to a corridor of medical office buildings related to or directly serving GSRMC.

The property is currently 100% leased to three tenants, all medical service providers. As of March 31, 2014, each tenant occupies more than 10% of the rentable square footage of the property. The first lease currently requires annualized rental income of approximately $333,000, is subject to 3.0% annual increases, expires in May 2020 and has no renewal option. The second lease requires annualized rental income of approximately $418,508, is subject to 2.0% - 4.0% annual increases based on CPI, expires in December 2019 and has two five-year renewal options by the tenant. The third lease requires annualized rental income of approximately $394,000, is subject to 2.0% - 4.0% annual increases based on CPI, expires in December 2019 and has two five-year renewal options by the tenant.

The table below shows the occupancy rate and the average effective annual rent per rentable square foot as of March 31 for each of the last five years:

	2014	2013	2012	2011	2010	2009

Occupancy rate	100%	100%	100%	100%	100%	*

Average effective annual rent per rentable square foot	$26.20	$25.66	$25.40	$24.67	$24.23	*

_________

* Data not available.

The table below sets forth the lease expiration information for each of the next ten years (annualized rental income in thousands):

Year Ending December 31,	Number of Leases Expiring	Total Rentable Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Minimum Annual Rent Under Expiring Leases(1)	% of Total Annualized Rental Income(1) Represented by Expiring Leases
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	—	—	—	—	—
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	2	32,004	72%	$896,898	70%
2020	1	12,319	28%	$385,958	30%
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	—	—	—	—	—

_________

(1)	As of December 31, 2013. Does not take into account any fixed or CPI-based annual increases.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the document, which will be filed with the Securities and Exchange Commission with the Company’s next Quarterly Report on Form 10-Q.

A copy of the press release announcing the Company’s acquisition is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 21, 2014, the Purchaser Entity incurred a first mortgage loan from Starwood Mortgage Capital, LLC in an amount equal to $10.3 million (the “Loan”), to provide the acquisition funding for the Property acquisition described in Item 2.01 of this Current Report on Form 8-K. The Loan bears interest at 4.79% with a maturity date of June 6, 2024. The borrower is required to make initial monthly interest-only payments for twenty-four months in an amount equal to approximately $41,886 and thereafter payments of principal and interest over a 30-year amortization period in an amount equal to approximately $53,965 per month.

The Loan is secured by a mortgage on the Property, is guaranteed by the Company, and may be accelerated only in the event of a default. The Purchaser Entity may prepay all or any portion of the principal amount under a defeasance clause in the loan.

The $3,249,000 of cash from the Company’s Operating Partnership referenced in Item 2.01 of this Current Report on Form 8-K includes $1.7 million contributed by members holding Class MB Limited Partnership Interests (“Class B Interests”). The Class B Interests as well as the $2.1 million in preferred equity referenced in Item 2.01 are required to be redeemed by the Company within 12 months.

Item 3.02. Unregistered Sales of Equity Securities.

The Class B Interests and preferred equity referenced in Item 2.01 of this Current Report on Form 8-K, were issued without registration in reliance on the exemption in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder, for transactions not involving a public offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2014, United Realty Trust Incorporated (the “Company”) appointed Steven Kahn to serve as Chief Financial Officer of the Company, and the Company’s advisor, United Realty Advisors LP (the “Advisor”), each effective as of May 27, 2014. On May 27, 2014, Mr. Kahn was appointed by the Board of Directors as Treasurer of the Company.

Steven Kahn is our Chief Financial Officer and Treasurer, and the Chief Financial Officer of our advisor. Prior to joining the Company, Mr. Kahn served as Senior Vice President, Director of Financial Reporting and Taxation for SL Green Realty Corp, a public REIT (NYSE: SLG), where he was responsible for all SEC filings, financial accounting and reporting, Sarbanes-Oxley compliance as well as tax compliance and transaction structuring, from November 1999 through July 2013. Mr. Kahn previously served as senior manager at PricewaterhouseCoopers, LLP, specializing in real estate, where he was responsible for comprehensive management of client relationships and audit engagements, from January 1998 through November 1999. Mr. Kahn served in a similar capacity at Deloitte & Touche LLP, from September 1989 to January 1998. In 1989, Mr. Kahn graduated from Queens College of the City University of New York with a B.A. in accounting. Mr. Kahn is a New York licensed Certified Public Accountant and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants (NYSSCPA).

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. The audited and unaudited financial statements relating to the Property and required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or August 7, 2014.

(b) Unaudited pro forma financial information. See paragraph (a) above.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REALTY TRUST INCORPORATED

Date: May 28, 2014	By:	/s/ Jacob Frydman
		Name:	Jacob Frydman
		Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 28, 2014